UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2015

ALLERGAN plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry Into a Material Definitive Agreement.

Allergan plc, a public company limited by shares organized under the laws of Ireland (“Allergan”), entered into a Master Purchase Agreement (the “Agreement”), dated as of July 26, 2015, with Teva Pharmaceutical Industries Ltd., a company organized under the laws of Israel (“Teva”).

Pursuant to the Agreement, following the satisfaction or waiver of certain conditions, Teva will purchase the global generics business and certain other assets of Allergan (the “Business”), including all of the equity interests of certain Allergan subsidiaries and all of the assets, property and rights of Allergan and its affiliates that are primarily related to or used primarily in connection with the Business, for a cash purchase price of $33.75 billion (the “Cash Consideration”), and $6.75 billion in unregistered restricted ordinary shares (or American Depository Shares with respect thereto) of Teva (the “Teva Shares”) the amount of which will be based on the volume weighted average price of the Teva Shares for the twenty consecutive New York Stock Exchange trading days ending on July 31, 2015 (the “Transaction”). The Cash Consideration is subject to customary working capital and other adjustments. Teva expects to finance the Cash Consideration through a combination of new equity, debt financing and cash on hand. The Agreement also provides for payment to Allergan of 50% of the post-Closing net sales of Lenalidomide. These payments will be made on a quarterly basis beginning with the first calendar quarter end after the date of consummation of the Transaction (the “Closing”).

The Agreement contains customary representations and warranties made by Allergan and Teva. Allergan and Teva have also agreed to comply with covenants during the interim period between the date of the execution of the Agreement and the Closing. Allergan and Teva have agreed that promptly following the date of the Agreement they will organize a transition committee, which will, among other things, identify services to be provided: (i) by Allergan to Teva and its subsidiaries after the Closing and (ii) by Teva to Allergan and its subsidiaries after the Closing, pursuant to the terms of transition services agreements to be entered at the Closing. Allergan is subject to certain “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties in connection therewith. Teva is obligated under the Agreement to use reasonable best efforts to secure a debt commitment letter relating to financing the Cash Consideration (the “Debt Commitment Letter”) no later than August 10, 2015, and to obtain the financing pursuant to the Debt Commitment Letter prior to Closing.

Consummation of the Transaction is subject to customary conditions, including, among others, (i) the absence of any law or order prohibiting the Transaction, (ii) expiration or termination of applicable waiting periods and obtaining certain regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act and European Union antitrust laws, (iii) absence of certain orders or legal proceedings under antitrust law of the United States or the European Union, (iv) the accuracy of representations and warranties set forth in the Agreement and compliance with covenants set forth in the Agreement, (v) the absence of any material adverse effect with respect to the Business or Teva and (vi) the execution and delivery of certain related documents. In the Agreement, Allergan and Teva have agreed to cooperate fully and use their reasonable best efforts to consummate and make effective, at the time and in the manner contemplated by the Agreement, the Transaction.

The Agreement contains certain customary termination rights, including, among others, (i) the right of either Allergan or Teva to terminate the Agreement if the Closing has not occurred within twelve months of the date of the Agreement (the “Outside Date”), subject to certain conditions, provided that the Outside Date may be extended by up to an additional three months in certain circumstances, (ii) the right of Allergan, subject to certain conditions, to terminate the Agreement if Teva has not obtained the Debt Commitment Letter by August 10, 2015, and (iii) the right of Allergan, subject to certain conditions, to terminate the Agreement before Teva has obtained the Debt Commitment Letter or waived the closing condition that it receive the Debt Commitment Letter, in order to enter a definitive agreement with respect to an acquisition of Allergan.

The Agreement also provides that if the Agreement is terminated in certain specified circumstances, certain termination fees become payable. Under the terms of the agreement and subject to Allergan’s compliance with certain covenants, if the Agreement is terminated by Allergan due to Teva’s failure to obtain the Debt Commitment Letter, Teva will pay Allergan $2.5 billion. Under the terms of the agreement and subject to Allergan’s compliance with certain covenants, if the Agreement is terminated by Allergan or Teva under certain circumstances due to failure to obtain necessary approvals from antitrust authorities, then Teva will pay Allergan $1 billion. Under the terms of the agreement, if the Agreement is terminated by Allergan in order to enter a definitive agreement with respect to an acquisition of Allergan, Allergan will pay Teva $2.5 billion.

The foregoing description of the Transaction and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. A copy of the Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Allergan or Teva.

The Agreement contains representations and warranties by Allergan and Teva as of specific dates. The representations and warranties reflect negotiations between the parties to the Agreement and are not intended as statements of fact to be relied upon by Allergan’s shareholders; in certain cases, merely represent allocation decisions among the parties; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Agreement, which disclosures are not reflected in the Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Allergan’s public disclosures. Allergan acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 8.01	Other Events.

Stockholders Agreement

Upon the consummation of the Transaction and in connection with the issuance by Teva to Allergan of the Teva Shares, Allergan and Teva will enter into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement will impose certain restrictions on Allergan, including prohibiting transfers of the Teva Shares during a 12-month lockup period or to certain competitors of Teva and activist investors as defined in the Stockholders Agreement, as well as to customary standstill limitations so long as Allergan’s ownership interest in Teva equals or exceeds 5% of the outstanding ordinary shares of Teva. Allergan will agree to vote its Teva Shares, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendation by Teva’s board of directors and in favor of persons nominated and recommended to serve as directors by Teva’s board of directors. Allergan will be entitled to customary demand and piggy-back registration rights.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Stockholders Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference. A copy of the Stockholders Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about Allergan or Teva.

Joint Press Release

On July 27, 2015, Allergan and Teva issued a joint press release announcing entry into the Agreement. A copy of the joint press release announcing entry into the Agreement is attached hereto as Exhibit 99.1.

Allergan Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Allergan’s estimated or anticipated future results or other non-historical facts are “forward-looking statements” that reflect Allergan’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Transaction, including future financial and operating results, Allergan’s or Teva’s plans, objectives, expectations and intentions and the expected timing of completion of the Transaction. It is important to note that Allergan’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business and risks associated with acquisition transactions. These factors include, among others; successful closing of the Transaction; the ability to obtain required regulatory approvals for the Transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect Allergan or the expected benefits of the Transaction; the risk that a condition to closing of the Transaction may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; the impact of competitive products and pricing; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Allergan’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Allergan’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Allergan’s consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Allergan’s periodic public filings with the SEC, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (such periodic public filings having been filed under the “Actavis plc” name), and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update or revise these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Master Purchase Agreement, dated July 26, 2015, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

10.1	Form of Stockholders Agreement, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

99.1	Joint Press Release, dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN plc

By:	/s/ A. Robert D. Bailey

	Name:	A. Robert D. Bailey

	Title:	Chief Legal Officer and Corporate Secretary

Dated: July 28, 2015

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Master Purchase Agreement, dated July 26, 2015, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

10.1	Form of Stockholders Agreement, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

99.1	Joint Press Release, dated July 27, 2015.